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                                CONTRACT SCHEDULE

OWNER: [John Doe]                 SEX:  [M]   AGE AT ISSUE: [35]
JOINT OWNER: [Jane Doe]           SEX:  [F]   AGE AT ISSUE: [35]
ANNUITANT: [John Doe]             SEX:  [M]   AGE AT ISSUE: [35]
CONTRACT NUMBER: [12345678]                   ISSUE DATE: [February 15, 2007]
PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: Class XTRA

PURCHASE PAYMENT: [$100,000.00]

PURCHASE PAYMENTS:

   MINIMUM SUBSEQUENT
      PURCHASE PAYMENT:     $500.00 for both Non-Qualified and Qualified, unless
                            you have elected an automatic sweep program.
                            However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.

   MAXIMUM TOTAL
      PURCHASE PAYMENTS:    $1,000,000, without our prior approval.

Purchase Payment Credits:   [Eligible Purchase Payments are Purchase Payments
                            received prior to the Contract Anniversary on which you have attained your [81st] birthday. Each
                            Eligible Purchase Payment received will be credited with an amount equal to [6%] of the Eligible
                            Purchase Payment when cumulative Purchase Payments amount to less than [$200,000] and [7%] of the Eligible Purchase Payment when cumulative Purchase
                            Payments amount to [$200,000] or more. In the event that cumulative Purchase Payments amount to [$200,000] or more within [120] days of the Issue
                            Date, we will credit an additional amount equal to [1%] of Eligible Purchase Payments previously credited with an amount equal to [6%], which additional credit shall be effective on the DATE cumulative Purchase Payments equal or exceed
                            [$200,000].

                            The expenses for a contract with Purchase Payment Credits are higher than a similar contract without Purchase Payment Credits, and the additional expenses attributable to the credits may more than offset the amount of the Purchase Payment Credit. This Product has a withdrawal charge greater than products without Purchase Payment Credits. The additional Withdrawal Charge applied to Purchase Payments withdrawn for year one since a Purchase Payment is made is 1%, year two 2%, years three through seven 1%, year eight 2%, and year nine 1%. This additional Withdrawal Charge will be assessed to offset the cost for providing the Purchase Payment Credit. ADDITIONALLY, THE RATES FOR THE ENHANCED DOLLAR COST AVERAGING PROGRAM FOR THIS PRODUCT ARE GENERALLY LOWER THEN RATES FOR PRODUCTS WITHOUT PURCHASE PAYMENT CREDITS.

                            [Death Benefit Recapture Period: [12] months prior to the date of the Owner's death (Annuitant if a non-natural person owns the Contract]

                            [Withdrawal Recapture Period: [12] months prior to the date the withdrawal request is received in our Annuity Service Office]

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                            [Unvested Purchase Payment Credit:

                            MONTHS FOLLOWING RECEIPT       UNVESTED PURCHASE
                            OF A PURCHASE PAYMENT CREDIT   PAYMENT CREDIT
                            ----------------------------   ---------------------
                            Up to 12                       Purchase Payment
                                                           Credit multiplied
                                                           by 100%
                            13 to 24                       Purchase Payment
                                                           Credit multiplied
                                                           by 75%
                            25-36                          Purchase Payment
                                                           Credit multiplied
                                                           by 50%
                            37 to 48                       Purchase Payment
                                                           Credit multiplied
                                                           by 25%
                            49 or more                     Purchase Payment
                                                           Credit multiplied
                                                           by 0%]

MINIMUM ACCOUNT VALUE:      $2,000.


BENEFICIARY:                As designated by you as of the Issue Date unless
                            changed in accordance with the Contract provisions.

PRODUCT CHARGES:
   SEPARATE ACCOUNT:

      [SEPARATE ACCOUNT:    We assess certain daily charges equal on an annual
                            basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                            Mortality and Expense Charge: [1.45%]

                            Administration Charge: [0.25%]

                            [Death Benefit Rider Charge: [0.20%]]

                            [Additional Death Benefit Rider Charge: [0.25%]]

ACCOUNT FEE:                The Account Fee is $30.00 each Contract Year. During
                            the Accumulation Period, on the Contract Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account
                            Value in the Subaccount bears to the total Account
                            Value in the Separate Account. On the Annuity
                            Calculation Date, a pro-rata portion of the Account
                            Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity
                            Calculation Date is at least 50,000 then no Account
                            Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account
                            Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

SEPARATE ACCOUNT:           [First MetLife Investors Variable Annuity Account
                            One]

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

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Subject to the Allocation Rules, during the Accumulation Period you may make transfers into the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.   The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

     Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

    NUMBER OF COMPLETE YEARS
FROM RECEIPT OF PURCHASE PAYMENT   % CHARGE
--------------------------------   --------
                0                      8
                1                      8
                2                      7
                3                      6
                4                      5
                5                      4
                6                      3
                7                      2
                8                      1
        9 and thereafter               0

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.

MINIMUM PARTIAL WITHDRAWAL: $500. or your entire interest in the Subaccount

MINIMUM ACCOUNT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000.

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ANNUITY REQUIREMENTS:

     1. [The Annuity Date cannot be earlier than 12 months following the Issue Date. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the later of the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.]

     2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

     3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]

[INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [8.00%]

INITIAL EDCA PERIOD: 3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

First MetLife Investors  Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Enhanced Dollar Cost Averaging Rider

Three Month Market Entry Rider

Purchase Payment Credit Rider

Death Benefit Rider (Principal Protection)

Death Benefit Rider (Annual Step-up)

Guaranteed Minimum Income Benefit Rider - Living Benefit

Guaranteed Withdrawal Benefit Rider

Guaranteed Minimum Accumulation Benefit Rider

Lifetime Guaranteed Withdrawal Benefit Rider

Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80

Waiver of Withdrawal Charge for Terminal Illness Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80

Individual Retirement Annuity Endorsement

Roth Individual Retirement Annuity Endorsement

SIMPLE Individual Retirement Annuity Endorsement

401 Plan Endorsement

Tax Sheltered Annuity Endorsement

Designated Beneficiary Non-Qualified Annuity Endorsement

Non-Qualified Annuity Endorsement]

6028-5 (5/09)-XXC